Exhibit 99.1

CION Investment Corporation Prepares to List On The New York Stock Exchange On Or Around October 5, 2021

Also announces completion of its previously announced 2-to-1 reverse stock split.

FOR IMMEDIATE RELEASE

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NEW YORK, NY (September 22, 2021) – CION Investment Corporation (“CIC”), a leading publicly registered non-traded business development company, has commenced the final steps to prepare for the listing of its shares of common stock on the New York Stock Exchange (the “Listing”). Subject to market conditions and final NYSE approval, CIC currently anticipates its shares will commence trading under the ticker symbol “CION” on or around October 5, 2021. There can be no assurance that CIC will be able to complete the Listing in any certain timeframe or at all.

Wells Fargo Securities LLC is acting as lead advisor to CIC in connection with the Listing. Dechert LLP is acting as legal advisor to CIC.

Completion of Previously Announced 2-to-1 Reverse Stock Split

Separately, CIC reported that its previously announced 2-to-1 reverse stock split became effective on September 21, 2021. As a result of the reverse stock split, every two shares of CIC common stock issued and outstanding was automatically combined into one share of CIC common stock, with the number of issued and outstanding shares reduced from 113,916,869 to 56,958,440. As adjusted to give effect to the reverse stock split, (i) CIC’s net asset value per share as of June 30, 2021 would have been $16.34 (instead of $8.17 per share); and (ii) the previously announced (A) fourth quarter regular cash distribution of $0.1324 per share will be paid at a per share distribution amount of $0.2648; and (B) year-end special cash distribution expected to be in the range of $0.07 to $0.10 per share will be paid at a per share distribution amount expected to be in the range of $0.14 to $0.20. There was no change in the par value of $0.001 per share as a result of the reverse stock split. In addition, the reverse stock split did not modify the rights or preferences of CIC’s common stock.

ABOUT CION INVESTMENT CORPORATION

CIC is a leading publicly registered non-traded business development company that currently has approximately $1.8 billion in assets. CIC focuses primarily on senior secured loans to U.S. middle-market companies. CIC is advised by CION Investment Management, LLC, a registered investment adviser and an affiliate of CIC.

ABOUT CION INVESTMENTS

CION Investments is a leading manager of alternative investment solutions designed to redefine the way individual investors can build their portfolios and help meet their long-term investment goals. CION Investments currently sponsors CIC, a leading publicly registered non-traded business development company that currently manages approximately $1.8 billion in assets. CION Investments also sponsors, through CION Ares Management, LLC, CION Ares Diversified Credit Fund, a globally diversified credit interval fund with approximately $2.0 billion in total managed assets. For more information, please visit www.cioninvestments.com.

FORWARD LOOKING STATEMENTS

The information in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are identified by words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions, including references to assumptions, forecasts of future results, shareholder diversification, institutional research coverage and availability and access to capital. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict, such as the price at which CIC’s shares of common stock will trade on the NYSE, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  CIC undertakes no obligation to update any forward-looking statements contained herein to conform the statements to actual results or changes in its expectations.

OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CIC’s Current Report on Form 8-K, which CIC filed with the SEC on September 22, 2021, as well as CIC’s other reports filed with the SEC. A copy of CIC’s Current Report on Form 8-K and CIC’s other reports filed with the SEC can be found on CIC’s website at www.cioninvestments.com and the SEC’s website at www.sec.gov.

CONTACTS

Media

Alexander Cavalieri

acavalieri@cioninvestments.com

Investor Relations

Jeehae Linford

The Equity Group

jlinford@equityny.com

212-836-9615

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